UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 10, 2009

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom		W14 8UD
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      011-44-20-7605-7950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2009, MGT Capital Investments, Inc. (the “Company”) was informed by NYSE Alternext US (the “Exchange”) that the Company is not in compliance with Section 704 of the listing standards of the Exchange’s Company Guide (the “Listing Standards”) because of the Company’s failure to hold an annual meeting of its stockholders during 2008.  The Company issued a press release (attached as Exhibit 1 hereto and incorporated herein by reference)(the “Press Release”) on February 12, 2009 disclosing this notification and its intent to address the Company’s failure to comply with Section 704 of the Listing Standards by holding the required stockholder’s meeting.

Item 8.01.   Other Events

The Company also addressed in the Press Release its comments on a report published by the Center for Medicare and Medicaid Services that concluded that current evidence is inadequate to show that CT colonography is an appropriate colorectal screening test, and, as such, the procedure is not reimbursable.  The Company’s subsidiary, Medicsight PLC, is in discussions with its strategic partners and clinical advisors to assess the implication this report and its conclusions may have on the Company.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibit

1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.
	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: February 12, 2009